Exhibit 13.2

Certification

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Yue Kou, the Chief Financial Officer of  Dragon Jade International Limited. (the “Company”), hereby certifies that, to his knowledge:

(i)  the Annual Report on Form 20-F of the Company for the year ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2011	By: /s/ Yue Kou

Chief Financial Officer